Exhibit 99.1

Buda Juice Reports First Quarter Fiscal 2026 Financial Results

Completes First Full Quarter as a Public Company With 17.7% Revenue Growth and 37% Free Cash Flow Growth

Dallas, TX, May 13, 2026 – Buda Juice, Inc. (NYSE American: BUDA), $BUDA, creator and pioneer of the Ultra Fresh™ category in the supermarket fresh perimeter, today reported financial results for the quarter ended March 31, 2026.

Horatio Lonsdale-Hands, Co-Founder and Chief Executive Officer of Buda Juice, commented:

“The first quarter of fiscal 2026 represents a meaningful milestone for Buda Juice. It was effectively our first full quarter as a public company, and we delivered on our commitments. Revenue grew nearly 18% year over year, above the mid-teens outlook we discussed on our last earnings call, while free cash flow increased 37% from the prior-year period.

“Gross margin was impacted by a temporary spike in lime costs following supply chain disruptions in western Mexico in March. Improved labor efficiency, with labor costs as a percentage of revenue improving more than 150 basis points year over year, helped partially offset the impact. Conditions stabilized by the end of the quarter, and we do not currently view this as reflective of the underlying economics of our business.

“Subsequent to quarter’s end, Buda Juice reached another major milestone with the expansion of Buda Fresh™ Cherry Limeade into 246 Walmart stores across nine states. This significantly expanded our geographic footprint beyond Texas and represents an important early step in demonstrating that the Ultra Fresh category and our Fresh35°™ cold-chain platform can scale into broader multi-state distribution.

“When we went public in January, we stated that expanding distribution and bringing our products to more consumers would be a key next step for the Company. We believe this expansion reflects continued progress against that strategy.”

First Quarter Financial Highlights (2026 vs. 2025)

●	Revenue increased 17.7% to $3.5 million compared to $3.0 million;
●	Gross Profit increased 3.5% to $1.4 million compared to $1.3 million;
●	Operating Income decreased to $0.6 million compared to $0.8 million;
●	Net Income of $0.4 million compared to $0.8 million;
●	Diluted earnings per share (EPS) of $0.03;
●	Non-GAAP Net Income of $0.6 million compared to $0.6 million;
●	Non-GAAP EPS of $0.05;
●	Adjusted EBITDA of $0.8 million;
●	Free Cash Flow of $1.1 million.

1See GAAP to Non-GAAP reconciliations at the end of this release

Conference Call and Webcast Information

Buda Juice will host a conference call this morning, at 11:00 a.m. Eastern Time to discuss its financial and operational results for its first quarter ended March 31, 2026.

Dial-in and Webcast Information

Date/Time:	Wednesday, May 13, 2026, at 11:00 a.m. Eastern Time
Toll-Free (North America):	(800) 715-9871
Toll/International:	(646) 307-1963
Conference Call ID:	7817249
Webcast Link:	https://events.q4inc.com/attendee/605302226

Replay Information

Toll-Free (North America)	(800) 770-2030
Toll/International:	(609) 800-9909
Conference Call ID:	7817249
Expiration:	Wednesday, May 20, 2026, 11:59 p.m. Eastern Time

About Buda Juice

Buda Juice (NYSE American: BUDA) is the creator and pioneer of the Ultra Fresh™ category through an end-to-end cold chain platform that delivers always-cold, freshly crafted juices, lemonades and wellness shots to grocery retailers. The Company provides a turnkey alternative to shelf-stable beverages and in-store juicing, enabling retailers to offer truly fresh, clean-label products without added infrastructure or operational complexity. Its continuous 35°F cold chain from fruit to shelf delivers products with an 8 to 12-day shelf life that preserves authentic taste and nutrient quality while enabling efficient retail distribution.

Buda Juice’s proprietary cold-chain infrastructure enables the Company to scale the Ultra Fresh category nationally while maintaining the quality, safety and consistency required by leading grocery retailers, with a disciplined focus on profitability. Additional information about the Company can be found at https://budajuice.com.

Forward-Looking Statements

This press release contains certain “forward-looking statements”. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events. Investors can find many (but not all) of these statements by the use of words such as “may,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “believe,” or other similar expressions. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent events or circumstances, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure investors that such expectations will turn out to be correct, and the Company cautions that actual results may differ materially from anticipated results. Additional factors are discussed in the Company’s public filings with the Securities and Exchange Commission, available for review at www.sec.gov.

Buda Juice Investor/Press Contact

Brian S. Siegel, IRC®, M.B.A.

Senior Managing Director

Hayden IR – Chicago

(346) 396-8696 (o)

brian@haydenir.com

Buda Juice LLC

Balance Sheets

(Amounts in Thousands)

	As of	As of
	March 31, 2026	December 31, 2025
	(Unaudited)
ASSETS
Current assets
Cash	$19,828	$1,840
Accounts receivable	494	386
Inventory	445	348
Prepaid expenses and other current assets	216	645
Total current assets	20,983	3,219

Property and equipment, net of accumulated depreciation of $2,153 and $2,096, respectively	1,138	976
Operating lease right-of-use asset	739	775
Total assets	$22,860	$4,970

LIABILITIES AND STOCKHOLDERS’ AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$623	$289
Other current liabilities	279	161
Operating lease liability, current portion	139	135
Total current liabilities	1,041	585

Operating lease liability, net of current portion	610	647
Deferred income tax liability	182	-
Total long-term liabilities	792	647
Total liabilities	1,833	1,232
Stockholders’ and Members’ Equity
Members’ equity	-	2,554
Preferred Stock, $0.001 par value; 10,000 shares authorized; 0 shares issued; 0 shares outstanding	-	-
Common stock, $0.001 par value — 90,000 shares authorized; 13,067 shares issued; 12,567 shares outstanding	13	-
Additional paid-in capital	23,192	-
Less: Treasury stock	(3,750)	-
Retained earnings	1,572	1,184
Total stockholders’ and members’ equity	21,027	3,738
Total liabilities and stockholders’ and members’ equity	$22,860	$4,970

Buda Juice LLC

Statements of Operations

(Amounts in Thousands, Except Per Share Data)

	Three Months Ended March 31
	2026	2025

Net sales	$3,508	$2,980
Cost of goods sold	2,122	1,642
Gross profit	1,386	1,338

Operating expenses:
Delivery and handling expense	130	128
Selling, general and administrative expense	663	416
Total operating expenses	793	544

Income from operations	593	794

Other income	17	-
Interest income, net	137	13
Net income before income tax	747	807
Income tax expense	359	-
Net income	$388	$807

Net income per share - Basic	$0.03	-
Weighted average shares outstanding - Basic	12,287	-
Net income per share - Diluted	$0.03	-
Weighted average shares outstanding - Diluted	12,351	-

Buda Juice LLC

Statements of Cash Flows

(Amounts in Thousands)

	Three Months Ended
	March 31, 2026	March 31, 2025
Cash flows from operating activities
Net income	$388	$807
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	57	87
Amortization of right to use asset	36	25
Deferred income taxes	182	-

Changes in assets and liabilities:
Accounts receivable	(108)	(143)
Inventory	(97)	55
Prepaid expenses and other current assets	429	(5)
Accounts payable and other current liabilities	452	107
Payments on operating lease obligations	(34)	(29)
Net cash provided by operating activities	1,305	904

Cash flows from investing activities
Capital spending of property and equipment	(218)	(139)
Net cash used for investing activities	(218)	(139)

Cash flows from financing activities
Proceeds from initial public offering	23,000	-
Payments of underwriting discounts and offering costs	(2,349)	-
Redemption of common stock	(3,750)	-
Cash distributed to owners	-	(1,438)
Net cash provided by (used in) financing activities	16,901	(1,438)

Net change in cash and cash equivalents	17,988	(673)
Cash and cash equivalents at beginning of year	1,840	1,889
Cash and cash equivalents at end of year	$19,828	$1,215
Supplemental disclosures of cash flow information:
Cash paid for interest	-	-
Cash paid for taxes	-	-

Non-GAAP Financial Measures

This press release includes references to Adjusted EBITDA and free cash flow, which are non-GAAP financial measures. These non-GAAP measures are provided as supplemental information to assist investors in evaluating the Company’s operating performance and liquidity. They are not intended to be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Adjusted EBITDA is defined as net income before interest expense, income taxes, depreciation and amortization, and certain non-recurring or non-cash items.

Free cash flow is defined as net cash provided by operating activities less capital expenditures.

Reconciliation of Adjusted EBITDA to Net Income	1Q25	2Q25	3Q25	4Q25	1Q26	2024	2025	YTD 2026
GAAP Net Income	**$0.8**	**$1.2**	**$0.9**	**$0.7**	**$0.4**	**$0.4**	**$0.4**	**$0.4**
Excluding:								
Interest expense / (income), net	($0.0)	($0.0)	($0.0)	($0.0)	($0.1)	$0.1	($0.1)	($0.1)
Income tax expense	$0.0	$0.0	$0.0	$0.0	$0.4			$0.4
Depreciation & Amortization	$0.1	$0.1	$0.1	$0.0	$0.1	$0.3	$0.2	$0.1
EBITDA	**$0.9**	**$1.2**	**$0.9**	**$0.7**	**$0.7**	$3.9	$3.7	**$0.7**
Adjustments:								
Insurance proceeds	$0.0	($0.0)	$0.0	$0.0	$0.0	($0.2)	($0.0)	$0.0
IPO-readiness & related expenses	$0.0	$0.0	$0.0	$0.0	$0.2	$0.0	$0.1	$0.2
Other	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Adjusted EBITDA	$0.9	$1.2	$1.0	$0.7	$0.8	$3.7	$3.8	$0.8
Adjusted EBITDA %	29.6%	33.8%	30.1%	24.8%	24.2%	33.1%	29.8%	24.2%

Reconciliation of GAAP Net Income to Non-GAAP Net Income	1Q25	2Q25	3Q25	4Q25	1Q26	2024	2025	YTD 2026
GAAP Net Income	**$0.8**	**$1.2**	**$0.9**	**$0.7**	**$0.4**	**$0.4**	**$0.4**	**$0.4**
Adjustments:								
Estimated income tax on LLC earnings	($0.2)	($0.2)	($0.2)	($0.1)	$0.0	($0.8)	($0.7)	$0.0
Income tax effect on non-GAAP items	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
IPO-readiness & related expenses	$0.0	$0.0	$0.0	$0.0	$0.2	$0.0	$0.0	$0.2
Non-GAAP Net Income	**$0.6**	**$0.9**	**$0.7**	**$0.5**	**$0.6**	**$2.8**	**$2.8**	**$0.6**
Non-GAAP basic EPS	NA	NA	NA	NA	$0.05	$0.28	$0.28	$0.05
Non-GAAP diluted EPS	NA	NA	NA	NA	$0.05	$0.20	$0.20	$0.05
Weighted average shares used to compute:								
Non-GAAP basic earnings per share	NA	NA	NA	NA	12,287	NA	NA	12,287
Non-GAAP diluted earnings per share	NA	NA	NA	NA	12,351	NA	NA	12,351

Free Cash Flow Calculation	1Q25	2Q25	3Q25	4Q25	1Q26	2024	2025	YTD 2026
Cash Flow from Operations	$0.9	$0.7	$1.0	$0.6	$1.3	$4.0	$3.3	$1.3
Capital Expenditures	($0.1)	($0.0)	($0.0)	($0.1)	($0.2)	($0.7)	($0.3)	($0.2)
Free Cash Flow	$0.8	$0.7	$1.0	$0.5	$1.1	$3.3	$3.0	$1.1